UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 7, 2005

STATE NATIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-51548	75-2641879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas 76137

(Address of principal executive offices) (Zip Code)

(817) 547-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                         REGULATION FD DISCLOSURE

The material set forth below is being provided in response to certain inquiries made by shareholders of the Company and analysts.  This section is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

State National Bancshares, Inc.

Unaudited Pro Forma Tangible Book Value Calculation

The table below sets forth the unaudited pro forma tangible book value calculation as of September 30, 200 for State National Bancshares, Inc.  This pro forma calculation gives effect to the proceeds from the sale of 1,907,692 shares of common stock in its initial public offering (“IPO”) which were not received until October 5, 2005 and the acquisition of Heritage Financial Corporation which closed on October 6, 2005.

The unaudited pro forma tangible book value calculation as of September 30, 2005 is presented below for informational purposes only.  This information should be read in conjunction with, and is qualified in its entirety by, the unaudited September 30, 2005 financial information previously released by State National Bancshares, Inc. and included in the Form 8-K filed with the SEC on October 26, 2005.  The unaudited pro forma financial information should not be construed as indicative of the actual results that would have occurred had the IPO and acquisition of Heritage Financial Corporation occurred on September 30, 2005.  In addition, the information regarding the acquisition of Heritage Financial Corporation may differ, perhaps even significantly, from the pro forma amounts reflected below because, among other things, assumptions used in preparing the pro forma financial information may be revised in the future due to changes in values of assets, including the finalization of the calculation of the market valuation of the assets and liabilities acquired, resulting goodwill, the core deposit intangible and the related tax effects.

(unaudited)
Stockholders’ equity at September 30, 2005	$161,335,000
Proceeds from IPO	46,128,000
Intangibles at September 30, 2005	(83,833,000)
Deferred tax asset relating to Core Deposit Intangible at September 30, 2005	4,555,000
Estimated Intangibles from Heritage Financial Acquisition (1) (2)	(35,235,000)
Estimated deferred tax asset related to the acquisition of Heritage Financial Corporation (1)	12,332,000
Pro Forma Tangible Shareholders’ Equity	$105,282,000

Shares outstanding at September 30, 2005	11,971,107

Pro Forma tangible book value per share	$8.79

Notes:

(1)  These purchase adjustments are based on initial estimates and subject to further adjustment.

(2)  Excluding mortgage servicing rights estimated at $400,000.

FORWARD-LOOKING STATEMENTS

This summary unaudited pro forma tangible book value calculation contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that assumptions used in preparing the pro forma financial information may be revised in the future due to changes in values of assets, including the finalization of the calculation of the market valuation of the assets and liabilities acquired, resulting goodwill, the core deposit intangible and the related tax effects and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. State National assumes no obligation to update such forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL BANCSHARES, INC.

Date: November 7, 2005	By:	/s/ Don E. Cosby
Don E. Cosby, Chief Financial Officer